UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of report (Date of earliest event reported):
                      November 15, 2006 (November 8, 2006)


                              Rite Aid Corporation
             (Exact name of registrant as specified in its charter)


           Delaware                      1-5742                23-1614034
 (State or Other Jurisdiction   (Commission File Number)      (IRS Employer
       of Incorporation)                                  Identification Number)


                 30 Hunter Lane, Camp Hill, Pennsylvania 17011
          (Address of principal executive offices, including zip code)

                                 (717) 761-2633
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.  Entry into a Material Definitive Agreement.

         On November 8, 2006, Rite Aid Corporation ("Rite Aid") entered into an amendment (the "Credit Agreement Amendment") to the credit agreement (the "Credit Agreement") governing its existing senior secured revolving credit facility to permit the closing of its previously announced acquisition of The Jean Coutu Group (PJC) USA, Inc., a wholly owned subsidiary of The Jean Coutu Group (PJC), Inc. ("Jean Coutu Group") and the holding company for the Brooks and Eckerd drugstore chains (the "acquisition"). The closing of the acquisition is subject to certain conditions, including without limitation stockholder approval and completion of the review by the Federal Trade Commission. Pursuant to the Credit Agreement Amendment, Rite Aid also established a new senior secured term loan facility in an aggregate principal amount of $145 million (the "Tranche 1 Term Facility," and the term loans thereunder, "Tranche 1 Term Loans") and borrowed the full amount of $145 million thereunder. Rite Aid used the proceeds of the Tranche 1 Term Loans (i) to repay amounts outstanding under the Credit Agreement, which had been used to repay approximately $142 million aggregate principal amount of its 12.5% Senior Secured Notes due September 2006 plus accrued interest and (ii) for general corporate purposes.

         Also pursuant to the Credit Agreement Amendment, the lenders to the Credit Agreement agreed to establish, in connection with the acquisition, an additional senior secured term loan facility in an aggregate principal amount of $1.105 billion (the "Tranche 2 Term Facility," and the term loans thereunder, "Tranche 2 Term Loans"). On the closing date of the acquisition, Rite Aid expects to draw approximately $680 million of the Tranche 2 Term Loan Facility and use the proceeds to pay a portion of the consideration for the acquisition and for other acquisition related costs. Rite Aid expects to draw the remaining approximately $425 million available under the Tranche 2 Term Loan Facility on or after the date that Rite Aid files its first post-closing consolidated balance sheet with the SEC (the "Post-Closing Filing Date"), subject to the satisfaction of certain conditions, and use the proceeds of the subsequent draw (i) to repay amounts then outstanding under its existing senior secured revolving credit facility, which Rite Aid expects to use to repay (a) approximately $250 million aggregate principal amount of its 4.75% Convertible Notes due December 2006 and (b) approximately $184 million aggregate principal amount of its 7.125% Senior Notes due January 2007, and (ii) for general corporate purposes. Borrowings under the Tranche 2 Term Loan Facility are subject to a number of conditions, including without limitation the following conditions: (i) the acquisition shall have been consummated or shall be consummated simultaneously with the closings under the facility, (ii) the closings of certain of the financing arrangements in connection with the acquisition shall, prior to or simultaneously with the funding under the Tranche 2 Term Loan Facility, be funded or issued, and (iii) Rite Aid's 4.75% Convertible Notes due December 2006 and its 7.125% Senior Notes due January 2007 shall have been repaid in full.

         Certain of the lenders, syndication agent, administrative agent and collateral processing agent to the existing senior secured revolving credit facility and their affiliates have performed investment banking, commercial banking and advisory services for Rite Aid from time to time for which they have received customary fees and expenses. A copy of the Credit Agreement Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

         In addition, as previously disclosed, Rite Aid maintains a receivables financing agreement (the "Receivables Financing Agreement") with several multi-seller asset-backed commercial paper vehicles. Under the terms of the Receivables Financing Agreement, Rite Aid sells substantially all of its eligible third party pharmaceutical receivables to a bankruptcy remote special purpose entity and retains servicing responsibility. On November 9, 2006, Rite Aid entered into an amendment to the Receivables Financing Agreement (the "Receivables Financing Agreement Amendment"). Pursuant to the Receivables Financing Agreement Amendment, Rite Aid obtained the consent of the parties to the Receivables Financing Agreement to permit the closing of the acquisition. A copy of the Receivables Financing Agreement Amendment is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         The information regarding Rite Aid's entrance into the Credit Agreement Amendment set forth in Item 1.01 above is incorporated herein by reference.

         At Rite Aid's option, the Tranche 1 Term Loans bear interest at a rate per annum equal to either (i) an "Adjusted LIBO Rate" plus between 1.25% and 1.75% (based on availability under Rite Aid's existing senior secured revolving credit facility) or (ii) the "Alternate Base Rate" (which is the higher of (a) Citicorp's prime rate and (b) the Federal Funds Effective Rate plus 0.5%) plus between 0.25% and 0.75% (based on availability under Rite Aid's existing senior secured revolving credit facility). The Tranche 1 Term Loans are guaranteed by all of Rite Aid's subsidiaries that guarantee the Credit Agreement and, on or after the Post-Closing Filing Date, will also be guaranteed by all wholly-owned domestic subsidiaries that Rite Aid acquires pursuant to the acquisition, in each case other than subsidiaries of Rite Aid engaged solely in the pharmacy benefits management business and certain other subsidiaries of Rite Aid. The Tranche 1 Term Loans and the guarantees thereof are secured by a first priority security interest in Rite Aid's and the subsidiary guarantors' cash, cash equivalents, deposit accounts, securities accounts, accounts receivable, instruments, chattel paper, investment property, intellectual property, cash management accounts, documents in respect of inventory in transit, inventory and script lists (collectively, the "Collateral"). Rite Aid must make mandatory prepayments of the Tranche 1 Term Loans and, after their incurrence, loans under the Tranche 2 Term Loan Facility (on a pro rata basis in accordance with principal amounts outstanding thereunder) if at any time there is a shortfall in Rite Aid's borrowing base (which is based on Rite Aid's accounts receivable, script lists and inventory) and no loans or uncollateralized letters of credit are outstanding under the existing senior secured revolving credit facility. The Tranche 1 Term Loans will mature on September 30, 2010.

         The Tranche 2 Term Loans will mature on the seventh anniversary of the closing date of the acquisition and will bear interest at a rate per annum equal to, at Rite Aid's option, either (i) an "Adjusted LIBO Rate" plus an interest rate spread to be determined based on market conditions or (ii) the "Alternate Base Rate" plus an interest rate spread to be determined based on market conditions. The Tranche 2 Term Loans will be guaranteed by all of Rite Aid's subsidiaries that guarantee the other obligations under the Credit Agreement, including certain of Rite Aid's domestic subsidiaries that are acquired from Jean Coutu Group. The Tranche 2 Term Loans and the guarantees by the foregoing subsidiaries will initially be secured by a first priority lien on all the equity interests in the domestic subsidiaries of Rite Aid acquired from Jean Coutu Group. On or after the Post-Closing Filing Date, the liens on the equity interests will be released and the Tranche 2 Term Loans will be secured by a first priority interest in the Collateral. Rite Aid must make mandatory prepayments of the Tranche 2 Term Loans with the proceeds of the asset dispositions by Rite Aid and its subsidiaries (subject to certain limitations and reinvestment rights), with a portion of any excess cash flow generated by Rite Aid and its subsidiaries and with a portion of the proceeds of certain issuances of equity by Rite Aid and its subsidiaries and with a portion of the proceeds of certain issuances of debt by Rite Aid and its subsidiaries (subject to certain exceptions). If at any time there is a shortfall in Rite Aid's borrowing base (which is based on Rite Aid's accounts receivables, script lists and inventory), and no loans or uncollateralized letters of credit are outstanding under the existing senior secured revolving credit facility, Rite Aid must prepay the Tranche 1 Term Loans and the Tranche 2 Term Loans (on a pro rata basis in accordance with principal amounts outstanding thereunder) to eliminate such shortfall.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

  Number       Description
  ------       -----------

  10.1    -    Amendment and Restatement Agreement, dated as of November 8,
               2006, relating to the Credit Agreement dated as of June 27, 2001, as amended and restated as of September 30, 2005, among Rite Aid Corporation, the lenders from time to time party thereto, Citicorp North America, Inc., as administrative agent and collateral processing agent and Bank of America, N.A., as syndication agent.

  10.2    -    Amendment No. 4 to Receivables Financing Agreement and Consent,
               dated as of November 9, 2006, by and among Rite Aid Funding II,
               CAFCO, LLC, Jupiter Securitization Corporation, Variable Funding
               Capital Company LLC, Citibank, N.A., JPMorgan Chase Bank, N.A., as investor agent, Wachovia Bank, National Association, as investor agent, Citicorp North America, Inc., as investor agent and program agent, Rite Aid Hdqtrs. Funding, Inc., as collection agent, and certain other parties thereto as originators.

Additional Information and Where to Find It

         In connection with the proposed acquisition, a preliminary proxy statement of Rite Aid and other materials have been filed with the SEC and are publicly available. The definitive proxy statement will be mailed to the stockholders of Rite Aid. STOCKHOLDERS OF RITE AID ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Such proxy statement and other relevant documents may also be obtained, free of charge, on the Securities and Exchange Commission's website (http://www.sec.gov) or by contacting our Secretary, Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011.

Participants in the Solicitation

         Rite Aid and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed acquisition. The participants in such solicitation may include Rite Aid's executive officers and directors. Further information regarding persons who may be deemed participants will be available in Rite Aid's proxy statement to be filed with the Securities and Exchange Commission in connection with the acquisition.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Date:  November 15, 2006              By:  /s/ Robert B. Sari
                                           ----------------------------
                                           Name:  Robert B. Sari
                                           Title: Executive Vice President,
                                                  General Counsel and Secretary

                                 EXHIBIT INDEX

  Number       Description
  ------       -----------

  10.1    -    Amendment and Restatement Agreement, dated as of November 8,
               2006, relating to the Credit Agreement dated as of June 27, 2001, as amended and restated as of September 30, 2005, among Rite Aid Corporation, the lenders from time to time party thereto, Citicorp North America, Inc., as administrative agent and collateral processing agent and Bank of America, N.A., as syndication agent.

  10.2    -    Amendment No. 4 to Receivables Financing Agreement and Consent,
               dated as of November 9, 2006, by and among Rite Aid Funding II,
               CAFCO, LLC, Jupiter Securitization Corporation, Variable Funding
               Capital Company LLC, Citibank, N.A., JPMorgan Chase Bank, N.A., as investor agent, Wachovia Bank, National Association, as investor agent, Citicorp North America, Inc., as investor agent and program agent, Rite Aid Hdqtrs. Funding, Inc., as collection agent, and certain other parties thereto as originators.